Exhibit 99.1
Quanterix Announces Board and Leadership Changes to Support Next Stage of Growth
Appoints Garret Hampton and Alan Sachs to the Board
Appoints William Donnelly as Executive Chair of the Board and Jeffrey Elliott as Lead Independent Director
BILLERICA, Mass. – November 20, 2025 – Quanterix Corporation (“Quanterix” or the “Company”) (NASDAQ: QTRX), a company transforming healthcare by accelerating biomarker breakthroughs from discovery to diagnostics, today announced a series of leadership and governance enhancements designed to support the Company’s next phase of growth. These changes include the appointment of two highly accomplished life sciences executives, Garret Hampton, Ph.D., and Alan Sachs, M.D., Ph.D., to the Company’s Board of Directors, effective immediately.
Dr. Hampton most recently served as President, Clinical Next Generation Sequencing and Oncology at Thermo Fisher Scientific. Dr. Sachs is the former Chief Medical Officer and Chief Scientific Officer of Thermo Fisher Scientific.
The Company also announced that Bill Donnelly, previously the non-Executive Chair of the Board, has been appointed Executive Chair, and Jeffrey Elliott, a current member of the Board, has been appointed to the newly created role of Lead Independent Director.
As Executive Chair, Mr. Donnelly will work closely with the Company’s leadership team and provide support in select strategic and operational areas. This structure enables Chief Executive Officer Masoud Toloue to continue advancing the Company's key strategic initiatives, including expanding its blood- and tissue-based biomarker menu, launching LucentAD Complete™ for Alzheimer's diagnosis, and accelerating growth synergies from the Akoya acquisition.
Additionally, Paul Meister and David Walt, Ph.D. are stepping down from the Board after many years of service, effective immediately.
With these changes, the Quanterix Board now comprises nine members, seven of whom are independent.
“On behalf of the Company, I am pleased to welcome Garret and Alan to the Board.” said Bill Donnelly, Executive Chair of the Board. “Their deep expertise in diagnostics, life sciences and product innovation will bring valuable perspectives to the Board. As we move beyond the integration stage and shift our focus toward growth, their combination of scientific insight, market knowledge, and experience in identifying and executing on growth opportunities will be invaluable.”
Mr. Donnelly added, “I would also like to thank Paul and David for their years of service and dedication to Quanterix. As our founding scientist and a pioneer in precision medicine, David has helped revolutionize the way pathologists detect and treat disease, while Paul, as a leading life sciences investor, has provided countless insights and contributions to our strategy. Both Paul and David have been instrumental in the Company’s growth, and we are deeply appreciative of the steady oversight and guidance they provided during their tenures. We wish them all the best.”
“I am excited to work with Garret and Alan who bring exceptional technical knowledge and business leadership to our Board,” said Masoud Toloue, CEO of Quanterix. “Bill’s expanded role will further strengthen our operational alignment and help accelerate the achievement of our growth initiatives.

Together, these changes position the Company for continued leadership in the tools and diagnostics sector, advancing our mission to improve health outcomes for patients worldwide.”
“I look forward to working closely with Masoud and the rest of the leadership team at Quanterix to advance our strategic priorities,” added Mr. Donnelly. “With the acquisition of Akoya Biosciences now complete and the integration efforts advancing well, Quanterix is entering a new era. The Board and I are confident in the Company’s ability to deliver meaningful value in the coming years for our shareholders and for patients, partners, and other stakeholders.”
About Garret Hampton, Ph.D.
Garret Hampton has more than 35 years of experience across life sciences, diagnostics, and oncology. From 2020 to 2024, he served as President of Clinical Next Generation Sequencing and Oncology at Thermo Fisher Scientific, Inc. (NYSE: TMO), where he led a 800-person division focused on oncology diagnostics. Prior to that, he was Senior Vice President of Clinical Genomics at Illumina, Inc. (NASDAQ: ILMN), and previously held senior leadership roles at Genentech, Celgene and the Genomics Institute of the Novartis Research Foundation. He currently serves as an independent director of IDEAYA Biosciences, Inc. (NASDAQ: IDYA). Dr. Hampton earned his Ph.D. in Genetics from University College London and his M.A. and B.S. Natural Science, Genetics, from Trinity College Dublin.
About Alan Sachs, M.D., Ph.D.
Alan Sachs has more than two decades of experience in molecular diagnostics and technology development. Most recently, he spent nine years at Thermo Fisher Scientific (NYSE: TMO), serving as Chief Medical Officer from 2021 to 2025 and Chief Scientific Officer from 2016 to 2021. In those roles, he led the company’s research and development efforts, championing innovation across disciplines and accelerating the adoption of diagnostic platforms and tests. Prior to that, he served as Vice President and Global Head of Research and Development at Life Technologies Corporation (formerly NASDAQ: LIFE), from 2012 to 2016. Earlier in his career, he spent a decade at Merck Research Laboratories from 2001 to 2011, where he ran technology development and application, built and led global departments in RNA therapeutics, molecular profiling and translational sciences, and managed complex external collaborations. He began his career as a faculty member at The University of California, Berkeley, where he contributed to the advancement of molecular and cellular biology. Dr. Sachs holds an M.D. and a Ph.D. in Cell Biology from Stanford University and a B.A. in Biological Sciences from Cornell University.
About William Donnelly
Bill Donnelly has served as a member of the Quanterix Board since August 2023 and has served as Chair since March 2025. Mr. Donnelly has more than 30 years of leadership experience in the life sciences and industrial technology sectors. He spent most of his career at Mettler-Toledo International Inc. (NYSE: MTD). Prior to his retirement in 2018 after more than 20 years with the company, he served as Executive Vice President responsible for finance, investor relations, supply chain and information technology. He joined Mettler-Toledo in 1997 as its Chief Financial Officer. Mr. Donnelly has been a director of Ingersoll Rand Inc. (NYSE: IR) since May 2017 and was appointed Lead Independent Director in November 2021. He has also served as a director of T. Rowe Price Group, Inc. (NASDAQ: TROW) since 2023. Mr. Donnelly holds a bachelor’s degree in business administration from John Carroll University.

About Jeffrey Elliott
Jeff Elliott has served as a member of the Quanterix Board since August 2024. Mr. Elliott has more than 20 years of experience in the diagnostics and life sciences industries, with deep expertise in finance, strategy and operations. Since September 2024, Mr. Elliott has served as a consultant to The Boston Consulting Group, Inc. From November 2016 to May 2024, he served as Chief Financial Officer of Exact Sciences Corporation (NASDAQ: EXAS) and as Chief Operating Officer from 2021 to 2023. Prior to his appointment as CFO, he served as Vice President of Strategy and Business Development at Exact Sciences. Earlier in his career, Mr. Elliott was a senior equity research analyst at Robert W. Baird & Co., where he covered healthcare companies in the diagnostics and life sciences tools sectors. Since March 2025, he has been a director of Sera Prognostics, Inc. (NASDAQ: SERA). Mr. Elliott earned a B.S. in Business Administration from the University of Illinois at Urbana-Champaign and an M.B.A. from the University of Chicago Booth School of Business. He is also a Chartered Financial Analyst (CFA) charter holder.
About Quanterix
Quanterix is a global leader in ultra-sensitive biomarker detection, enabling breakthroughs in disease research, diagnostics, and drug development. Its proprietary Simoa® technology delivers industry-leading sensitivity, allowing researchers to detect and quantify biomarkers in blood and other fluids at concentrations far below traditional limits. With more than 3,400 peer-reviewed publications, Quanterix has been a trusted partner to the scientific community for nearly two decades. In 2025, Quanterix acquired Akoya Biosciences, The Spatial Biology Company®, adding multiplexed tissue imaging with single-cell resolution to its portfolio and 1,396 installed instruments. Together, the combined company offers a uniquely integrated platform that connects biology across blood and tissue—advancing precision medicine from discovery to diagnostics. Learn more at www.quanterix.com.
Cautionary Statement Regarding Forward-Looking Statements
Statements included in this press release that are not historical in nature or do not relate to current facts are intended to be, and are hereby identified as, forward-looking statements for purposes of the safe harbor provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among other things, statements about Quanterix’s future business outlook, operations, strategy and financial performance. Words and phrases such as “may,” “approximately,” “continue,” “should,” “expects,” “projects,” “anticipates,” “is likely,” “look ahead,” “look forward,” “believes,” “will,” “intends,” “estimates,” “strategy,” “plan,” “could,” “potential,” “possible” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are subject to certain risks and uncertainties that are difficult to predict with regard to, among other things, timing, extent, likelihood and degree of occurrence, which could cause actual results to differ materially from anticipated results. Such risks and uncertainties include, among others, the following possibilities with respect to Quanterix’s future business, operations, strategy and financial performance: risks related to the impact of recent U.S. government policies, including reductions in federal research funding and increased tariffs; risks that we may not realize the expected benefits of our cost reduction actions; risks associated with the anticipated timing for launch of, and features of, Quanterix’s next-generation instrument, Simoa One; risks that Quanterix may fail to realize the anticipated benefits and synergies of its recent acquisitions of Emission, Inc. and Akoya Biosciences, Inc.; the risk that integrating Quanterix’s business with that of Akoya could be more difficult, costly or time-consuming than expected; risks that Quanterix’s estimates regarding expenses, future revenues, capital requirements, and needs for additional financing could be incorrect; risks related to the restatement of Quanterix’s consolidated financial statements, including risks of increased costs and the increased possibility of legal proceedings and regulatory inquiries, sanctions, or investigation; risks related to Quanterix’s ability to maintain effective internal control over financial reporting and disclosure controls and procedures, including its ability to remediate existing material weaknesses in its internal control over financial reporting and the timing of any such remediation; risks related to defects or other quality issues in Quanterix’s products that could lead to unforeseen costs, product recalls, adverse regulatory actions, negative publicity and litigation; risks related to Quanterix’s ability to retain and expand its customer base and achieve sufficient market acceptance of its products; and other factors that may affect future results of Quanterix and the combined company. Additional factors that could cause results to differ materially from those described above can be found in the periodic reports filed by Quanterix with the SEC, including the “Risk Factors” sections contained therein, which are available on the SEC’s website at www.sec.gov.
All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by the cautionary statements contained or referred to herein. If one or more events related to these or other risks or uncertainties materialize, or if Quanterix’s underlying assumptions prove to be incorrect, actual results may differ materially from what Quanterix anticipates. Quanterix cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made and are based on information available at that time. Quanterix does not assume any obligation to update or otherwise revise any forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws.
Investor Relations Contact:
Joshua Young
(508) 846-3327
ir@quanterix.com